Exhibit 16.1

July 3, 2006

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the  statements  of Rudy 45  included  in response to Item 4.01 and
Item 4.02 of its Form 8-K dated June 16, 2006. Except as described below, we agree with the statements of Rudy 45 (the "Company") referenced in the preceding sentence.

We are not in a position to agree or disagree with the reference in the first paragraph to June 16, 2006 (as the date that the Company received our June 13, 2006 letter), the last sentence of the first paragraph, the last sentence of the seventh paragraph, or the last sentence of the last paragraph of Items 4.01/4.02.

We do not agree with (i) the reference to March 16, 2006 in the second paragraph of Item 4.01/4.02 (the date of filing the Company's January 31, 2006 Form 10-Q),
(ii) the reference to "Squar Sanders" in the seventh paragraph of Item 4.01/4.02, or (iii) the reference to June 6, 2006 (as the filing date of the referenced Form 8-K) in the ninth paragraph of Item 4.01/4.02.

Lastly, we do not agree with the statement in the sixth paragraph which limits the events listed in Item 304(a)(1)(v) of Regulation S-K that must be disclosed under Item 304(a)(1)(iv) thereof to only those "...described in the following paragraph..." In other words, in our view the matter discussed in the seventh paragraph of the Company's aforementioned June 16, 2006 Form 8-K is NOT the only Regulation S-K Item 304(a)(1)(v) matter that requires disclosure. The fifth paragraph of our June 13, 2006 letter to the Company begins as follows: "Except as described below AND ELSEWHERE IN THIS LETTER [emphasis added]."

Our aforementioned letter of June 13, 2006 (which was filed as Exhibit 17 to Rudy 45's Form 8-K dated June 16, 2006) correctly describes all of the applicable matters listed in Item 304(a)(1)(v) of Regulation S-K that are required by Item 304(a)(1)(iv) thereof to be disclosed.


Very truly yours,


/s/ Squar, Milner, Reehl & Williamson, LLP
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Squar, Milner, Reehl & Williamson, LLP